UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2010

Entrx Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-2000	95-2368719
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer ID No.)
incorporation or organization)

800 Nicollet Mall, Suite 2690
Minneapolis, Minnesota		55402
(Address of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code: (612) 333-0614

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following

(     )  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(     )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

(     )   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

(     )  Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 21, 2010, at a duly called and held meeting of the Board of Directors (the “Board”) of Entrx Corporation, the Board voted to appoint Brian F. Cassady to become a member of the Board, to fill one of the vacant positions on the Board. Mr. Cassady’s appointment as a director was subject to his written acceptance.  Mr. Cassady was notified of the Board’s action on April 22, 2010.  On April 26, 2010, Mr. Cassady provided Entrx Corporation with written acceptance of his appointment. As a result of Mr. Cassady’s appointment to the Board, the Board consists of five members.

Up until April 22, 2010, Mr. Cassady, together with an affiliate, had acquired 737,498 shares of the Entrx Corporation’s common stock in open market transactions.  In January 2010, Mr. Cassady asked if Entrx Corporation would consider him as a member of Entrx Corporation’s Board.  After an investigation into Mr. Cassady’s background, including a review of his business and educational experience, the Board on April 22, 2010, issued an invitation to Mr. Cassady to become a director of Entrx Corporation.  That invitation was accepted by Mr. Cassady on April 26, 2010.  Prior to this date, none of the officers or directors of Entrx Corporation had any affiliation or were personally acquainted with Mr. Cassady (other than through the discussions indicated above), nor had Entrx Corporation or any of its affiliated persons engaged in any transaction with Mr. Cassady.

Mr. Cassady, 43 years of age, has been the President of 510 Ocean Drive Advisors, Inc., doing business as Black Management Advisors, at 510 Ocean Drive, Suite 501, Miami Beach, Florida, since August 2007.  Black Management Advisors is primarily involved in the business of investing in and providing financial and operational turnaround, restructuring and interim management services to financially troubled companies.  From August 2002 until June 2007, Mr. Cassady was a director in the turnaround and restructuring services practice of AlixPartners LLC located in Southfield, Michigan.

There is no arrangement or understanding between Entrx Corporation and Mr. Cassady, or to Entrx Corporation’s knowledge, any third person regarding his appointment as a Board member.  The Board has not discussed or decided upon Mr. Cassady’s appointment to any committee of the Board.  Mr. Cassady is not a party to, or expected to participate in any plan, contract or arrangement whereby he would receive compensation from Entrx Corporation.  The Board has in the past provided the members of its Board with annual stock grants.  If such stock grants are made in 2010, it is likely that Mr. Cassady will participate in those grants along with other members of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRX CORPORATION

Date: April 27, 2010	By:	/s/ Brian D. Niebur
Brian D. Niebur, Treasurer and
Chief Financial Officer